UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):         APRIL 15, 2002


                           SELECT COMFORT CORPORATION
             (Exact name of registrant as specified in its charter)


        MINNESOTA                   0-25121              41-1597886
(State of Incorporation)     (Commission File            (IRS Employer
                                     Number)               Identification No.)


        6105 TRENTON LANE NORTH
        MINNEAPOLIS, MINNESOTA                     55442
        (Address of principal                   (Zip Code)
             executive offices)


Registrant's telephone number, including area code: (763) 551-7000

ITEM 9.  REGULATION FD DISCLOSURE.

        On April 15, 2002, the registrant issued a press release, as follows:


FOR IMMEDIATE RELEASE                      CONTACT:  Mark Kimball (763) 551-7070
April 15, 2002                                       Select Comfort Corporation


                           SELECT COMFORT CORPORATION
                 ANNOUNCES THIRD CONSECUTIVE PROFITABLE QUARTER

             FIRST QUARTER NET SALES RISE 24 PERCENT TO $81 MILLION;
       NET INCOME IN FIRST QUARTER IS $3.2 MILLION, OR 11 CENTS PER SHARE

     MINNEAPOLIS, MINN. (April 15, 2002) - Select Comfort Corporation (NASDAQ:
SCSS) today announced results for the first quarter ended March 30, 2002. The company reported its third consecutive quarterly profit with net income of $3.2 million, or $0.11 per fully diluted share compared to a net loss of $9.9 million, or ($0.54) per share for the first quarter of 2001, and within the range of guidance provided on April 3. Net sales for the first quarter of 2002 were $81.2 million, 24% higher than net sales reported for the first quarter of 2001. Comparable store sales increased by 15% in the first quarter of 2002. Additionally, Select Comfort achieved both positive cash flow and positive net income for the twelve-month period ended March 30.

     "We reached several key milestones in the first quarter, with record quarterly sales and positive net income over the twelve months ending with the first quarter 2002," said Bill McLaughlin, chief executive officer. "We have great confidence in our initiatives for growth and profit, and were particularly pleased as first quarter results exceeded our expectations. The programs we put in place in the past year drove great performance, and we also benefited from what appears to have been a strong first quarter for the mattress industry."

     "All of our sales channels grew in the first quarter, and we were able to invest in more advertising than planned to accelerate our growth," McLaughlin said. "Having completed our third consecutive profitable quarter, we believe Select Comfort's performance turn-around is complete, and we are now on to the opportunity of generating profitable growth."

     During the first quarter, net sales trends improved significantly, summarized as follows:

                                                 1st Quarter
                                                 -----------
                                  % of Total Sales           2002 vs. 2001
                                  ----------------           -------------
     Retail Sales                       75%                       +15%
     Direct Marketing                   15%                       +33%
     E-Commerce                          4%                       +74%
     Wholesale and QVC                   6%                      +301%

     Earnings before interest, taxes, depreciation and amortization for the first quarter were $5.6 million, an improvement of $13 million over prior year. First quarter 2002 net income benefited $0.01 per share from a non-reoccurring tax law change, the JOB CREATION AND WORKER ASSISTANCE ACT OF 2002. Cash and marketable securities balances totaled $25.6 million at March 30, 2002.

OUTLOOK FOR 2002
     Given the relative newness of our growth programs, the company is not well positioned to give precise sales or earnings guidance at this time. We are developing within Select Comfort a corporate culture of integrity and meeting performance goals. We are very confident in our strategies and programs, and have an aggressive rollout calendar behind our strategies of advertising, distribution improvement, and product innovation, both for the second quarter and for the balance of the year. Assuming continued performance of our advertising and growth programs, a normalization of mattress industry growth rates, no significant changes to the U.S. economic recovery, and competitive reaction to our recent success, we expect our estimated performance ranges to be:

                           2nd Quarter   Prior Year       2002       Prior Year
                           -----------   ----------      ------      ----------
   Net Sales (millions)    $68 -- $75       $63       $290 -- $315      $262
   Earnings per share    $0.01 -- $0.04   ($0.09)    $0.22 -- $0.33    ($0.32)

     Second quarter sales are typically somewhat lower than the first quarter, reflecting lower mall traffic and seasonally lower mattress industry sales. Versus prior year, Select Comfort expects to drive growth in the second quarter through expansion of the Sleep Number(R) advertising campaign, several new product introductions, a major QVC show and continued expansion of wholesale distribution.

     The company expects continued year-over-year sales growth in the second half of the year, though the rate of growth will likely moderate from the first quarter's pace as it laps the mid-year 2001 introduction of several growth initiatives and as mattress industry sales trends normalize.

     Earnings per share guidance reflects the estimated dilutive effect of outstanding options, warrants and convertible securities and no income tax effect. Select Comfort will not record income tax expenses or benefits until after it records estimated future benefits from net operating loss carry-forwards, which may occur later this year. At such point in time as the company is able to recognize the future potential value of these deferred tax assets under accounting rules, the company estimates that its effective income tax rate will approximate 40%.

     Select Comfort will hold a conference call to discuss its first quarter results on Tuesday, April 16, at 10:00 a.m. Central Time. A simultaneous webcast of the call will be available in the Investor Relations section of www.selectcomfort.com. A digital replay of the conference call will be accessible beginning at approximately 12:00 p.m. Central Time on Tuesday, April 16, through 5:00 p.m. Central Time on Tuesday, April 23, 2002. To access the replay, please call 800-873-2138 from anywhere in the U. S. International callers may dial 402-220-4755. An archived replay of the conference call may also be accessed after approximately 12:30 p.m. Central Time on Tuesday, April 16 at www.selectcomfort.com.

     Founded in 1987, Select Comfort Corporation is the leader in sleep solutions technology, holding 27 U.S. issued or pending patents for its products. The company designs, manufactures and markets a line of adjustable-firmness mattresses, including the SLEEP NUMBER(R) bed, as well as foundations and sleep accessories. Select Comfort's products are sold through its 328 retail stores located nationwide, including 22 leased departments in Bed Bath & Beyond stores; through its national direct marketing operations; and on the Internet at www.selectcomfort.com.

     Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as general and industry economic trends, consumer confidence, effectiveness of our advertising and promotional efforts, acceptance of our products and sleep technology, industry competition, our dependence on significant suppliers, including United Parcel Service (UPS) for delivery of our sleep systems and Conseco Finance for extension of consumer credit, and the vulnerability of any such suppliers to recessionary pressures, labor negotiations, liquidity concerns or other factors, the potential dilution from the issuance of additional shares from financings completed in 2001 and our ability to maintain compliance with listing requirements of NASDAQ, as well as the risk factors listed from time to time in the company's filings with the SEC, including the company's Annual Report on Form 10-K and other periodic reports filed with the SEC.

     The company has no obligation to publicly update or revise any of the forward-looking statements that may be in this news release.

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                   (UNAUDITED)



                                                   THREE MONTHS ENDED
                                           ----------------------------------
                                                MARCH 30,         MARCH 31,
                                                 2002              2001
                                           ----------------  ----------------

Net sales                                         $81,195           $65,456
Cost of sales                                      26,394            23,611
                                           ----------------  ----------------
   Gross margin                                    54,801            41,845
                                           ----------------  ----------------

Operating expenses:
   Sales and marketing                             44,171            44,174
   General and administrative                       7,209             7,013
   Store closings/impairments                          52               346
                                           ----------------  ----------------
       Total operating expenses                    51,432            51,533
                                           ----------------  ----------------
Operating income (loss)                             3,369            (9,688)
                                           ----------------  ----------------
Other income (expense):
   Interest income                                     67                75
   Interest expense                                  (586)              (98)
   Equity in loss of affiliate                          -                 -
   Other, net                                          46                (2)
                                           ----------------  ----------------
       Other income (expense), net                   (473)              (25)
                                           ----------------  ----------------
Income (loss) before income taxes                   2,896            (9,713)
Income tax (benefit) expense                         (348)              115
                                           ----------------  ----------------
Net income (loss)                                 $ 3,244           $(9,828)
                                           ================  ================

Net income (loss) per share - basic               $  0.18           $ (0.54)
                                           ================  ================
Weighted average shares - basic                    18,386            18,056
                                           ================  ================

Net income (loss) per share - diluted             $  0.11           $ (0.54)
                                           ================  ================
Weighted average shares - diluted                  33,059            18,056
                                           ================  ================

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


                                                                         (UNAUDITED)
                                                                           MARCH 30,      DECEMBER 29,
                                                                            2002              2001
                                                                      ----------------  ----------------
                                ASSETS
Current assets:
    Cash and cash equivalents                                               $ 20,086          $ 16,375
    Marketable securities                                                      5,557                 -
    Accounts receivable, net of allowance for doubtful accounts
      of $343 and $311, respectively                                           1,059             2,623
    Inventories                                                                8,889             8,086
    Prepaid expenses                                                           3,732             3,588
                                                                      ----------------  ----------------
        Total current assets                                                  39,323            30,672
 Property and equipment, net                                                  30,033            30,882
 Other assets                                                                  5,831             5,882
                                                                      ----------------  ----------------
        Total assets                                                        $ 75,187          $ 67,436
                                                                      ================  ================

                 LIABILITIES AND SHAREHOLDERS' EQUITY
 Current liabilities:
   Current maturities of long-term debt                                     $     21          $     28
    Accounts payable                                                          18,589            15,216
    Accruals:
      Sales returns                                                            3,424             3,624
      Compensation and benefits                                                5,897             7,179
      Taxes and withholding                                                    2,696             3,032
      Other                                                                    7,963             5,332
                                                                      ----------------  ----------------
        Total current liabilities                                             38,590            34,411

 Long-term debt, less current maturities                                      17,276            17,109
 Accrued warranty costs                                                        5,085             5,030
 Other liabilities                                                             4,127             4,114
                                                                      ----------------  ----------------
        Total liabilities                                                     65,078            60,664
                                                                      ----------------  ----------------

 Shareholders' equity:
    Undesignated preferred stock; 5,000,000 shares authorized, no
      shares issued and outstanding                                                -                 -
    Common stock, $.01 par value; 95,000,000 shares authorized,
      18,449,096 and 18,302,307 shares issued and outstanding,
      respectively                                                               184               183
    Additional paid-in capital                                                81,779            81,687
    Accumulated deficit                                                      (71,854)          (75,098)
                                                                      ----------------  ----------------
        Total shareholders' equity                                            10,109             6,772
                                                                      ----------------  ----------------
        Total liabilities and shareholders' equity                          $ 75,187          $ 67,436
                                                                      ================  ================

                           SELECT COMFORT CORPORATION
                                AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)

                                                                     THREE MONTHS ENDED
                                                             ----------------------------------
                                                                  MARCH 30,         MARCH 31,
                                                                   2002              2001
                                                             ----------------  ----------------
Cash flows from operating activities:
  Net income (loss)                                                 $ 3,244           $(9,828)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
   Depreciation and amortization                                      2,340             2,484
   Loss on disposal of assets and impaired assets                        56               347
   Deferred tax assets                                                    -                 -
   Change in operating assets and liabilities:
     Accounts receivable, net                                         1,564             1,411
     Inventories                                                       (803)            1,382
     Prepaid expenses                                                  (144)             (602)
     Other assets                                                        42              (120)
     Accounts payable                                                 3,373             4,722
     Accrued sales returns                                             (200)             (397)
     Accrued compensation and benefits                               (1,282)              292
     Accrued taxes and withholding                                     (336)               24
     Other accrued liabilities                                        2,617               225
     Accrued warranty costs                                              69               187
     Other liabilities                                                   13               165
                                                             ----------------  ----------------
       Net cash provided by operating activities                     10,553               292
                                                             ----------------  ----------------
Cash flows from investing activities:
  Purchases of property and equipment                                (1,367)           (1,296)
  Sales of marketable securities                                     (5,557)            3,950
                                                             ----------------  ----------------
       Net cash (used in) provided by investing activities           (6,924)            2,654
                                                             ----------------  ----------------
Cash flows from financing activities:
  Principal payments on debt                                            (11)               (9)
  Proceeds from issuance of common stock                                 93                97
                                                             ----------------  ----------------
       Net cash provided by financing activities                         82                88
                                                             ----------------  ----------------

Increase in cash and cash equivalents                                 3,711             3,034
Cash and cash equivalents, at beginning of period                    16,375             1,498
                                                             ----------------  ----------------
Cash and cash equivalents, at end of period                         $20,086           $ 4,532
                                                             ================  ================

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    SELECT COMFORT CORPORATION
                                    (Registrant)


Dated:  April 15, 2002              By            /s/ Mark A. Kimball
                                      -----------------------------------------

                                    Title:        Senior Vice President
                                          -------------------------------------